UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2016 (May 13, 2016)

CYS Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip code)

(617) 639-0440

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CYS Investments, Inc. (the “Company”) held on May 13, 2016, the stockholders (i) elected the nine nominated directors to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. As of March 10, 2016, the record date for the annual meeting of stockholders, there were 152,045,934 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1 — Election of Directors:

Nominee for Director	For	Withheld	Broker Non- Votes
Kevin E. Grant	85,773,948	1,877,901	45,490,299
Tanya S. Beder	85,951,167	1,700,683	45,490,299
Karen Hammond	84,896,943	2,754,907	45,490,299
Jeffery P. Hughes	84,809,793	2,842,056	45,490,299
Stephen P. Jonas	85,976,532	1,675,317	45,490,299
Raymond A. Redlingshafer, Jr.	85,375,004	2,276,846	45,490,299
Dale A. Reiss	86,234,122	1,417,728	45,490,299
James A. Stern	84,530,377	3,121,473	45,490,299
David A. Tyson, PhD	84,883,480	2,768,370	45,490,299

Proposal 2 — Advisory Vote on Named Executive Officer Compensation:

For	Against	Abstain	Broker Non-Votes
61,821,671	24,353,792	1,476,376	45,490,299

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
131,689,810	914,022	538,316*	*

*	No broker non-votes arose in connection with Proposal 3 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: May 16, 2016	By:	/s/ Thomas A. Rosenbloom
	Name:	Thomas A. Rosenbloom
	Title:	Secretary

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